Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2024, with respect to the consolidated financial statements of PDS Biotechnology Corporation, incorporated herein by reference.

 /s/ KPMG LLP

Short Hills, New Jersey
March 28, 2024